UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2011 (May 18, 2011)
TENNECO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12387 (Commission File Number)	76-0515284 (IRS Employer Identification No.)
500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS 60045
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 482-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On May 18, 2011, Tenneco Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders. The stockholders voted on the matters set forth below. A copy of the press release announcing the voting results is attached as Exhibit 99.1.
1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
Charles W. Cramb	51,298,345	75,756	73,615	4,536,252
Dennis J. Letham	50,280,625	1,094,504	72,587	4,536,252
Hari N. Nair	50,676,650	735,880	35,186	4,536,252
Roger B. Porter	49,617,603	1,755,609	74,504	4,536,252
David B. Price, Jr.	50,098,108	1,277,906	71,702	4,536,252
Gregg M. Sherrill	50,076,972	1,339,452	31,292	4,536,252
Paul T. Stecko	48,660,869	2,713,356	73,491	4,536,252
Mitsunobu Takeuchi	51,364,605	45,010	38,101	4,536,252
Jane L. Warner	49,595,490	1,817,243	34,983	4,536,252
2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year 2011 was approved based upon the following votes:

Votes for	55,817,686

Votes against	119,372

Abstentions	46,910

There were no broker non-votes for this item.
3. The proposal to approve the compensation of our named executive officers was approved based upon the following advisory, non-binding votes:

Votes for	47,375,671

Votes against	2,375,409

Abstentions	1,696,636

Broker non-votes	4,536,252

4. The stockholders recommended that we conduct future advisory votes on executive compensation every year based upon the following advisory, non-binding votes:

Every one year	44,999,835

Every two years	94,229

Every three years	4,738,955

Abstentions	1,614,697

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 18, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.
Date: May 18, 2011	By:	/s/ James D. Harrington
James D. Harrington
Senior Vice President, General Counsel and Corporate Secretary